Exhibit 1.1

10,000,000 Shares

GENPACT LIMITED

COMMON SHARES, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

November 14, 2017

November 14, 2017

J.P. Morgan Securities LLC

As representative of the several Underwriters

Ladies and Gentlemen:

Certain shareholders (each a “Selling Shareholder” and collectively, the “Selling Shareholders”) named in Schedule I hereto of Genpact Limited, an exempted company organized under the laws of Bermuda (the “Company”), severally and not jointly, propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), an aggregate of 10,000,000 common shares, par value $0.01 per share, of the Company (the “Shares”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto. The common shares, par value $0.01 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.” To the extent there are no additional Underwriters named in Schedule II hereto other than you, the terms “Underwriter” and “Underwriters” shall mean J.P. Morgan Securities LLC.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-210729), relating to the securities (the “Shelf Securities”), including the Shares, to be offered and sold from time to time by the Company and the Selling Shareholders. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated April 13, 2016 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule III hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, the Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters and each Selling Shareholder that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Company is eligible to offer the Shares on a registration statement on Form S-3 pursuant to the standards for Form S-3 that were in effect immediately prior to October 21, 1992.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a company in good standing under the laws of Bermuda (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda), has the corporate power and authority to own its property and to conduct its business as described in each of the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (where applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing (where applicable) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each of the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (where applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The Common Shares (including the Shares to be sold by the Selling Shareholders) outstanding have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, or (ii) the Memorandum of Association or bye-laws of the Company, or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the cases of clauses (i), (iii) and (iv), for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and not on the transactions as contemplated by this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various jurisdictions in connection with the offer and sale of the Shares and except such as have been obtained or made.

(j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in each of the Time of Sale Prospectus and the Prospectus.

(k) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Time of Sale Prospectus and the Prospectus or proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m) The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any Common Shares of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than the provisions of the Amended and Restated Shareholder Agreement, dated as of October 25, 2012, among the Company and the parties listed on the signature pages thereto.

(p) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(q) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in each of the Time of Sale Prospectus and the Prospectus.

(r) The Company and its subsidiaries own or possess or have a right to use, or can acquire on reasonable terms ownership or the right to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and, except as described in each of the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in each of the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent.

(t) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in each of the Time of Sale Prospectus and the Prospectus.

(u) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in each of the Time of Sale Prospectus and the Prospectus, except where any failures to possess the same would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in each of the Time of Sale Prospectus and the Prospectus.

(v) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in each of the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its consolidated subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(w) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto

(x) Except as described in each of the Time of Sale Prospectus and the Prospectus the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(y) No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to the Bermuda Government or any political subdivision or taxing authority thereof in connection with the sale and delivery by the Selling Shareholders of the Shares to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof.

(z) The consolidated/combined financial statements of the Company and its subsidiaries, together with related notes as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected financial and statistical data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus presents fairly in all material respects the information shown therein and such summary and selected financial data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required.

(aa) KPMG, which has reported on the financial statements filed with the Commission as part of the Registration Statement is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations and the Public Company Accounting Oversight Board (United States).

(bb) Neither the Company nor any of its affiliates, has taken, directly or indirectly, any action which was designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

(cc) Under the current laws and regulations of Bermuda, all dividends and other distributions declared and payable on Common Shares in cash may be freely transferred out of Bermuda and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in Bermuda; and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all such dividends and other distributions will not be subject to withholding, value added or other taxes under the laws and regulations of Bermuda.

(dd) The Company and its subsidiaries have paid all material Indian and all material non-Indian, federal, state and local taxes and filed all material tax returns required to be paid or filed through the date hereof, except to the extent that (i) the Company has requested and been granted an extension for the payment of any such tax, each of which extension remains in effect as of the date hereof and shall not have expired as of the Closing Date, or (ii) any such tax need not be paid if and while it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and the Company is so contesting such tax as of the date hereof; and except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(ee) Neither the Company nor, to the Company’s knowledge, any of its subsidiaries, directors, officers, employees, any agent or representative of the Company or of any of its subsidiaries has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable law; and the Company and, to the Company’s knowledge, its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ff) (i) Neither the Company nor, to the Company’s knowledge, any of its subsidiaries, directors, officers, employees, any agent or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)	the subject of any sanctions (“Sanctions”), administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), nor

(B)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, Crimea, North Korea, Sudan and Syria).

(ii) The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(gg) The operations of the Company and, to the Company’s knowledge, its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and any applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh) The Shares have been approved for listing subject to notice of issuance on the New York Stock Exchange (the “NYSE”).

(ii) The Company was not a passive foreign investment company (a “PFIC”) within the meaning of the Internal Revenue Code of 1986, as amended, for its most recent taxable year and does not expect to be a PFIC in its current taxable year or in the foreseeable future.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, or (ii) the certificate of incorporation or by-laws or other organizational documents of such Selling Shareholder, as applicable, or (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except, in the case of clauses (i), (iii) and (iv), where such contravention would not impair in any material respect such Selling Shareholder’s ability to fulfill its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement of such Selling Shareholder, except such consent, approval, authorization or order of, or qualification, as has been obtained and as may be required by the securities or Blue Sky laws of the various jurisdictions in connection with the offer and sale of the Shares to be sold by such Selling Shareholder or as would not impair in any material respect such Selling Shareholder’s ability to fulfill its obligations under this Agreement.

(c) Such Selling Shareholder has, and immediately prior to the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder pursuant to this Agreement free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim

(within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(e) are limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto; it being understood and agreed that the only written information furnished to the Company by each Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto is the information relating to such Selling Shareholder’s name and the information relating to its holdings of Common Shares set forth in the section “Selling Shareholders” (except for the percentages set forth therein) (the “Selling Shareholder Information”).

(f) Each Selling Shareholder represents and warrants that it is not (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(g) Each Selling Shareholder represents and warrants that no stamp or other issuance or transfer taxes or duties and no other taxes are or will be required to be withheld or deducted, or otherwise imposed on such Selling Shareholder, by India, Mauritius or Singapore (as applicable), or any political subdivision or taxing authority thereof, on or in connection with the payments made under this Agreement by the Underwriter to or for the account of such Selling Shareholder as set forth in the Time of Sale Prospectus and the Prospectus, and pursuant to the terms of this Agreement.

3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $30.26 per share (the “Purchase Price”) the number of Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Shares to be sold by such Selling Shareholder as the number of Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Shares.

The Company hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC on behalf of the Underwriters, it will not, during the period ending 30 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the Company or any other securities so owned that are convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, except for registration statements on Form S-8 (or equivalent forms).

The restrictions contained in the preceding paragraph shall not apply to (a) the issuance by the Company of Common Shares or options to acquire Common Shares pursuant to the Company’s employee benefit plans, share option plans or other employee compensation plans described in the Time of Sale Prospectus, (b) the issuance by the Company of Common Shares upon the exercise of an option that was issued pursuant to the Company’s employee benefit plans, stock option plans, or other employee company plans described in the Time of Sale Prospectus, (c) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (d) the issuance by the Company of Common Shares (or securities convertible into or exercisable or exchangeable for Common Shares), up to an aggregate of 15% of the total Common Shares outstanding at the date hereof, in connection with acquisitions or other business combinations, strategic alliances or similar relationships; provided that in the case of any transfer or distribution pursuant to clause (d) each recipient shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Shareholder.

4. Terms of Public Offering. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

5. Payment and Delivery. Payment for the Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 20, 2017, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by you and provided to the Company and each Selling Shareholder. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to you on the Closing Date, for the respective accounts of the several Underwriters, with any taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in each of the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in each of the Time of Sale Prospectus and the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(d) The Underwriters shall have received on the Closing Date an opinion of Appleby (Bermuda) Limited, Bermuda counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e) The Underwriters shall have received on the Closing Date an opinion of Victor Guaglianone, general counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f) The Underwriters shall have received on the Closing Date an opinion of Anand Kumar Gujadhur, Mauritius counsel for those Selling Shareholders formed in Mauritius and specified in Schedule IV under the heading “Selling Shareholders”, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(g) The Underwriters shall have received on the Closing Date an opinion of Allen & Gledhill LLP, Singapore counsel for those Selling Shareholders formed in Singapore and specified in Schedule IV under the heading “Selling Shareholders”, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(h) The Underwriters shall have received on the Closing Date an opinion of Ropes & Gray LLP, counsel for certain of the Selling Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(i) The Underwriters shall have received on the Closing Date an opinion of O’Melveny & Myers LLP, counsel for certain of the Selling Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(j) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, U.S. counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

With respect to Section 6(c) above, Wilmer Cutler Pickering Hale and Dorr LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(e) above, Victor Guaglianone, general counsel for the Company, may rely upon an opinion or opinions of local counsel for the Company; provided that (A) each such local counsel for the Company is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, and (C) Victor Guaglianone, general counsel for the Company, shall state in such opinion that he is justified in relying on each such other opinion. With respect to Sections 6(h) and 6(i) above, Ropes & Gray LLP and O’Melveny & Myers LLP may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in other documents and instruments; provided that (A) each such counsel for the Selling Shareholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel and (C) copies of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

The opinions described in Sections 6(c), 6(d), 6(e), 6(f), 6(g), 6(h) and 6(i) above (and any opinions of counsel for the Company or any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(k) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG, independent public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(l) Subsequent to the execution and delivery of this Agreement, if there are any securities of the Company that are accorded ratings by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such securities and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such securities (other than an announcement with positive implications of a possible upgrading).

(m) The “lock-up” agreements each substantially in the form of Exhibit A hereto, between you and the persons set forth in Schedule IV under the heading “Selling Shareholders” and “Directors and Officers” relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, (i) any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the

Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law, and (ii) The Company will reasonably promptly notify the Underwriters of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that nothing contained in this Section 7(g) shall require the Company to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject other than suits and taxes arising out of the offering.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

8. Covenants of the Selling Shareholders. Each Selling Shareholder, in addition to its other agreements and obligations hereunder, severally and not jointly, covenants with each Underwriter as follows:

(a) Such Selling Shareholder agrees that (i) it will not prepare, or have prepared on its behalf, or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Securities Act), and (ii) it will not distribute any written materials in connection with the offer or sale of the Shares.

(b) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(c) During the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required under the Securities Act, such Selling Shareholder will advise the Underwriters promptly, and will confirm such advice in writing to the Underwriters, of any change in the information relating to such Selling Shareholder in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(d) Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(e) Each of the Selling Shareholders agrees to deliver to the Underwriters prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

9. Expenses. Subject to the last sentence of this Section, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Shareholders and the Company, severally and not jointly, agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders specified in Schedule IV under the heading “Selling Shareholders” in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees but excluding the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iii) all filing fees incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (but not fees and disbursements of counsel in connection therewith), (iv) all costs and expenses incident to listing the Shares on the NYSE, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the document production charges and expenses associated with printing this Agreement, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. All costs and expenses related to the transfer and delivery of the Shares to the Underwriters by the Selling Shareholders, including any transfer or other similar taxes payable thereon, shall be paid by the relevant Selling Shareholder.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and each selling agent of any Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (ii) information relating to any Selling Shareholder furnished to the Company in writing expressly for use therein.

(b) The Company agrees to indemnify and hold harmless each Selling Shareholder, each person, if any, who controls any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any of the Selling Shareholders within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities of any Selling Shareholder are caused by any such untrue statement or omission or alleged untrue statement or omission based upon (i) information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use therein or (ii) information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) Each Selling Shareholder agrees, severally and not jointly, solely on behalf of itself, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and each selling agent of any Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to Selling Shareholder Information furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, the Prospectus or any amendment or supplement thereto and used in conformity therewith. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be several and not joint and be limited to an amount equal to the aggregate gross proceeds minus underwriting discounts and commissions from the sale of the Shares sold by such Selling Shareholder under this Agreement.

(d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information consists of the following: the fourteenth paragraph under the heading “Underwriter”.

(e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b), 11(c) or 11(d), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to this Section 11 the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Selling Shareholder within the meaning of Rule 405 under the Securities Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by J.P. Morgan Securities LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons and affiliates of any Selling Shareholders, such firm shall be designated in writing by such Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) To the extent the indemnification provided for in Section 11(a), 11(b), 11(c) or 11(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate gross proceeds minus underwriting discounts and commissions from the sale of the Shares sold by such Selling Shareholder under this Agreement.

(g) The Company and the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters or the Selling Shareholders were, respectively, treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(f) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 11, no Selling Shareholder shall be required to contribute any amount in excess of the amount equal to the aggregate gross proceeds minus underwriting discounts and commissions from the sale of the Shares sold by such Selling Shareholder under this Agreement exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(h) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder or any of their respective affiliates, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State, India or Bermuda authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you, the Company or the relevant Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the proceeding paragraph or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company and the defaulting Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Submission to Jurisdiction. (a) The Company and each of the Selling Shareholders irrevocably submit to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to the obligations of the Company under this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, or the offering of the Shares. The Company and each of the Selling shareholders irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or any of the Selling Shareholders has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company and each of the Selling Shareholders irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) Each of the Selling Shareholders listed under the heading “Glory Investors” on Schedule I hereto (the “Glory Investors”) hereby irrevocably appoints Corporate Creations Network, Inc., with offices at 99 Hudson Street, 5th Floor, New York, NY 10013, as their agent for service of process in any suit, action or proceeding described in the preceding paragraph and agree that service of process in any such suit, action or proceeding may be made upon them at the office of such agent. The Selling Shareholder listed under the heading “Twickenham Investor” (the “Twickenham Selling Shareholder”) hereby irrevocably appoints GIC Private Limited, with offices at 280 Park Avenue, 9th Floor, New York, NY 10017, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agree that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company and each of the Selling Shareholders waive, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Selling Shareholders represent and warrant that such Selling Shareholder’s agent, if any, has agreed to act as such Selling Shareholder’s agent for service of process, respectively, and each of the Selling Shareholders agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointments in full force and effect.

15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or each Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company or such Selling Shareholder agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

16. Foreign Taxes. All payments made by the Company or any Selling Shareholder under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda, Mauritius, Singapore or India or any political subdivision or any taxing authority thereof or therein unless the Company or any of the Selling Shareholders is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company or the relevant Selling Shareholder, as applicable, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof if such taxes, duties, assessments or governmental charges had not been imposed, except to the extent such taxes, duties, assessments or other governmental charges (a) are income taxes or franchise taxes payable by the Underwriters or (b) are imposed or levied by reason of such Underwriter’s or controlling person’s (i) being connected with Bermuda, Mauritius or India other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement or (ii) failure to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence or identity of the Underwriter or person controlling the Underwriter, as applicable, if such compliance is required as a precondition to exemption from, or reduction in the rate of, deduction or withholding of such taxes, provided that such compliance would not be unreasonably burdensome or onerous in the reasonable judgment of the relevant Underwriter or the person controlling such Underwriter. The Underwriters shall be entitled to deduct and withhold from the Purchase Price such taxes, duties, assessments or governmental charges as are required to be deducted or withheld by them under applicable law; provided, however, that any Underwriter intending to withhold or pay over amounts to a taxing authority will reasonably cooperate with the applicable Selling Shareholders to (a) provide advance written notice of any such withholding or payments and (b) minimize or reduce the amount of such withholding or payments as such Underwriter determines in its reasonable discretion is permissible under the applicable law and would not subject such Underwriter to any unreimbursed cost or expense or otherwise be disadvantageous to such Underwriter. As of the date hereof, the Underwriters do not intend to withhold any taxes, duties, assessments or governmental charges in connection with the payment of the Purchase Price to the Selling Shareholders pursuant to this agreement, provided that the Selling Shareholders provide any tax residency certificate, certificate of incorporation, or stock holding statement as reasonably requested by the Underwriters to establish an exemption from withholding.

17. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

18. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The Company, the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of:

J.P. Morgan Securities LLC

383 Madison Avenue New York NY 10179

Attention: Equity Syndicate Desk

Fax: (212) 622-8358

and if to the Company shall be delivered, mailed or sent to:

Genpact Limited

c/o Genpact LLC

1155 Avenue of the Americas, 4th Floor,

New York, NY 10036

Attention: Victor Guaglianone

and if to the Glory Investors shall be delivered, mailed or sent to:

c/o Glory Investments B Limited

Suite 110, 10th Floor

Ebene Heights Building

34 Ebene Cybercity

Ebene, Mauritius

and (which shall not constitute notice)

c/o Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199

Attention: William Shields and Michael Roh

Facsimile:     (617) 951-7050

Email:           William.Shields@ropesgray.com;

                       Michael.Roh@ropesgray.com

and if to the Twickenham Selling Shareholder shall be delivered, mailed or sent to:

c/o GIC Special Investments Pte Ltd.

168 Robinson Road #37-01

Capital Tower

Singapore 068912

Attention: Lau Eng Boon

and (which shall not constitute notice)

O’Melveny & Myers

31st Floor, AIA Central

1 Connaught Road Central

Hong Kong S.A.R.

Attention:       Nima Amini

Facsimile:       +(852) 2522-1760

Email:             namini@omm.com

22. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

Very truly yours,

Genpact Limited

By:	/s/ Heather White
	Name:	Heather White
	Title:	Senior Vice-President & Assistant Secretary

[Signature Page to Underwriting Agreement]

Glory Investments A Limited

By:	/s/ Xie Fei Pang Wong Lin
Name: Xie Fei Pang Wong Lin
Title: Authorized Person

[Signature Page to Underwriting Agreement]

Glory Investments B Limited

By:	/s/ Xie Fei Pang Wong Lin
Name: Xie Fei Pang Wong Lin
Title: Authorized Person

[Signature Page to Underwriting Agreement]

Glory Investments IV Limited

By:	/s/ Xie Fei Pang Wong Lin
Name: Xie Fei Pang Wong Lin
Title: Authorized Person

[Signature Page to Underwriting Agreement]

Glory Investments IV-B Limited

By:	/s/ Xie Fei Pang Wong Lin
Name: Xie Fei Pang Wong Lin
Title: Authorized Person

[Signature Page to Underwriting Agreement]

Twickenham Investment Private Limited

By:	/s/ Matthew Lim
Name: Matthew Lim
Title: Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

J.P. Morgan Securities LLC

By:	/s/ Paul J. Mulé
Name:	Paul J. Mulé
Title:	Executive Director

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Selling Shareholder	Number of Shares To Be Sold
Glory Investors
Glory Investments A Limited	2,367,136
Glory Investments B Limited	5,836,761
Glory Investments IV Limited	275,550
Glory Investments IV-B Limited	20,747
Twickenham Investor

Twickenham Investment Private Limited	1,499,806

Total:	10,000,000

I-1

SCHEDULE II

Underwriter	Number of Shares To Be Purchased
J.P. Morgan Securities LLC	10,000,000
Total:	10,000,000

II-1

SCHEDULE III

Time of Sale Prospectus

1. Issuer Free Writing Prospectus dated November 14, 2017

2. Preliminary Prospectus Supplement issued November 14, 2017

3. Price per share: Price per share paid by each applicable investor

4. Shares sold by the Selling Shareholders: 10,000,000

III-1

SCHEDULE IV

Parties to Lock-up Agreements

Selling Shareholder	Jurisdiction of Formation
Glory Investments A Limited	Mauritius
Glory Investments B Limited	Mauritius
Glory Investments IV Limited	Mauritius
Glory Investments IV-B Limited	Mauritius
Twickenham Investment Private Limited	Singapore

Directors and Officers
N.V. Tyagarajan
Robert Scott
Amit Chandra
Laura Conigliaro
David Humphrey
Carol Lindstrom
James Madden
Alex Mandl
CeCelia Morken
Mark Nunnelly
Mark Verdi
Edward J. Fitzpatrick
Piyush Mehta
Arvinder Singh
Mohit Thukral
Victor Guaglianone

Patrick Cogny

IV-1

EXHIBIT A

FORM OF LOCK-UP LETTER

November [•], 2017

[•]

Ladies and Gentlemen:

The undersigned understands that [•] (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Genpact Limited, a Bermuda exempted company (the “Company”) and certain selling shareholders named therein (the “Selling Shareholders”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representative (the “Underwriters”), of shares (the “Common Shares”) of the common shares, par value $0.01 per share of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (the “Lock-up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions, (b) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift by will, intestacy or to a family trust or family member, (c) distributions or transfers of Common Shares or any security convertible into Common Shares to limited partners, stockholders, members or other affiliates of, or to any investment fund or other entity controlled or managed by, the holder thereof, including the undersigned, or to a charitable organization or trust or family trust; (d) the pledge or hypothecation, or other granting of a security interest in, Common Shares to one or more banks or financial institutions as collateral or security pursuant to margin lending arrangements in existence as of the date hereof, and any transfer upon foreclosure upon such shares; or (d) Common Shares sold in the Public Offering; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act (other than a report on Form 5 made when required or a filing on Form 4 that indicates a transaction other than an open market transaction, reporting a reduction in beneficial ownership of Common Shares, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. Notwithstanding the foregoing, the undersigned may establish a Rule 10b-5(1) trading plan during the period commencing on the date hereof and ending 30 days after the date of the Public Offering; provided that (a) no transactions thereunder are made until after expiration of such period and (b) no public disclosure of such plan shall be required or voluntarily made until after expiration of such period. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions. Notwithstanding the foregoing, (i) the independent directors, as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and Rule 303A.02 of the NYSE Listed Company Manual (other than directors that are designees of the Glory Investors), may, collectively, sell up to an aggregate of 130,000 Common Shares and (ii) the officers within the meaning of Section 16 of the Exchange Act may, collectively, sell up to an aggregate of 350,000 Common Shares; provided that in the case of both (i) and (ii) no sales or transfers may be made or otherwise entered into within the first 5 days after the date of the Prospectus.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, the Selling Shareholders and the Underwriters.

This agreement shall be governed by and construed in accordance with the internal laws of the State of New York.